EXHIBIT 99.1

                             SUBSCRIPTION AGREEMENT
                              OBSCENE JEANS CORP.
                                (THE "COMPANY")
                               1522 Romallo Lane
                             Sarasota, FL 34232 USA
                            Telephone: 941-330-7648

A. Instructions.
   -------------

   Each person considering subscribing for common shares of the Company should review the following instructions:

   Subscription Agreement: Please complete, execute and deliver to the Company the enclosed copy of the Subscription Agreement. The Company will review the materials and, if the subscription is accepted, the Company will execute the Subscription Agreement and return one copy of the materials to you for your records.

   The Company shall have the right to accept or reject any subscription, in whole or in part.

   An acknowledgment of the acceptance of your subscription will be returned to you promptly after acceptance.

   Payment: Payment for the amount of the Shares subscribed for shall be made at the time of delivery of the properly executed Subscription Agreement, or such date as the Company shall specify by written notice to subscribers (unless such period is extended in the sole discretion of the President of the Company), of a check, bank draft or wire transfer of immediately available funds to the Company at the address set forth below or an account specified by the Company. The closing of the transactions contemplated hereby (the "Closing") will be held on such date specified in such notice (unless the closing date is extended in the sole discretion of the President of the Company). There is no minimum aggregate amount of Shares which must be sold as a condition precedent to the Closing, and the Company may provide for one or more Closings while continuing to offer the Shares that constitute the unsold portion of the Offering.

B. Communications.
   ---------------

   All documents and check should be forwarded to:

                              OBSCENE JEANS CORP.
                               1522 Romallo Lane
                             Sarasota, FL 34232 USA
                            Telephone: 941-330-7648
                        Attention: Rachel Stark-Cappelli

THE PURCHASE OF SHARES OF OBSCENE JEANS CORP. INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT.

EVERY POTENTIAL INVESTOR PRIOR TO ANY INVESTMENT OR PURCHASE OF OBSCENE JEANS CORP.'S SHARES SHOULD READ THE PROSPECTUS RELATING TO THIS OFFERING.
________________________________________________________________________________

                              OBSCENE JEANS CORP.
                                (THE "COMPANY")
                               1522 Romallo Lane
                             Sarasota, FL 34232 USA
                            Telephone: 941-330-7648


                     SUBSCRIPTION AGREEMENT SIGNATURE PAGE
                     -------------------------------------

The undersigned (the "Subscriber") hereby irrevocably subscribes for that number of shares (the "Shares") of the Company set forth below, upon and subject to the terms and conditions set forth in the Company's final prospectus filed on Form 424A and dated _________, 2010 (the "Prospectus").

The Subscriber acknowledges, represents and warrants as of the date of this Subscription Agreement that:

1. no person has made to the Subscriber any written or oral representations:

   (a) that any person will resell or repurchase the Shares,

   (b) that any person will refund the purchase price of the Shares, or

   (c) as to the future price or value of the Shares;

2. the Company has provided to the Subscriber a copy of the Prospectus and has made available a copy of the Company's Registration Statement on Form S-1 filed on ________________, 2010; and

3. the representations, warranties and acknowledgements of the Subscriber contained in this Section will survive the closing of this Agreement.

The Subscriber acknowledges that the Subscriber has a two day cancellation right and can cancel this Subscription Agreement by sending notice to the Company by midnight on the 2nd business day after the Subscriber signs this Subscription Agreement.

The Subscriber acknowledges and agrees that except as expressly provided in this Subscription Agreement, this Subscription Agreement contains the entire agreement between the parties with respect to the Shares and there are no other terms, conditions, representations or warranties whether expressed, implied, or written by statute, by common law, by the Company, by the Subscriber or by anyone else.

Total Number of Shares to be Acquired:              ____________________________
Amount to be paid (price of $0.0175 USD per Share): ____________________________

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IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement this ______ day of ____________________, 2010.

NAME:      (PRINT) as it should appear on the Certificate:
----
           __________________________________________________________________


ADDRESS:   __________________________________________________________________
-------
           __________________________________________________________________

           __________________________________________________________________


If Joint Ownership, check one (all parties must sign above):

         [ ] Joint Tenants with Right of Survivorship
         [ ] Tenants in Common
         [ ] Community Property

If Fiduciary or a Business or an Organization, check one:

         [ ] Trust
         [ ] Estate
         [ ] Power of Attorney

         Name and Type of Business Organization:

         __________________________________________________


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

IDENTIFICATION AUTHENTICATION REQUIRED [ATTACH PHOTOCOPY OF ID]
---------------------------------------------------------------

Below is my (check one)

[ ] Government ID# - [ ] Social Security# - [ ] Passport# - [ ] Tax ID# -
[ ] Drivers License# - [ ] Other _________________:  #__________________________




SIGNATURE: ___________________________________________
---------



                           ACCEPTANCE OF SUBSCRIPTION
                           --------------------------

The foregoing Subscription is hereby accepted for and on behalf of OBSCENE JEANS CORP. this ______ day of ____________________, 2010.



                                       By: ____________________________

                                       Rachel Stark-Cappelli, President

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